As filed with the Securities and Exchange Commission on February 4, 2005     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMALL WORLD KIDS, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada	86-0678991
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

5711 Buckingham Parkway
Culver City, CA 90230
(Address of Principal Executive Offices)

2004 Stock Compensation Plan

(Full Title of the Plan)

Debra L. Fine
5711 Buckingham Parkway
Culver City, CA 90230
Tel: (310) 645-9680
(Name, Address, Telephone Number and Facsimile Number of Agent for Service of Process)

Copies of all Communications to:

David L. Ficksman
Troy & Gould Professional Corporation
1801 Century Park East, 16th Floor
Los Angeles, California 90067-4164
Tel: (310) 789-1290
Fax: (310) 789-1490

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	13,800,000	$.51	$7,038,000	$894

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933 based upon the bid price of the Registrant’s common stock as quoted on the Over-the-Counter Bulletin Board of $.51 on February 1, 2005.

PART I

EXPLANATORY NOTE

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 (the “Securities Act”), as amended, to register 13,800,000 shares of our common stock, $.001 par value per share, issued or issuable pursuant to our 2004 Stock Compensation Plan (the “2004 Stock Compensation Plan”). As permitted by General Instruction C for Form S-8, there is also included as part of Part I of this Registration Statement a Reoffer Prospectus relating the resale of up to 4,100,000 shares of common stock acquired by the selling stockholders under the 2004 Stock Compensation Plan.

Item 1. Plan Information.

Not required to be filed with this Registration Statement. Pursuant to Rule 428(b)(1) under the Securities Act, the information specified in Part I of Form S-8 will be sent to Plan participants as specified by Rule 428(b)(1).

Item 2.     Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. These documents are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the Introductory Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

SMALL WORLD KIDS, INC.

4,100,000 Shares of Common Stock

This Reoffer Prospectus relates to the resale of up to 4,100,000 shares of common stock being offered by the selling stockholders listed on page 14. The shares of our common stock covered by this Reoffer Prospectus were issued or are issuable pursuant to the terms on of 2004 Stock Compensation Plan.

The prices at which a selling stockholder may sell his shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this Reoffer Prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this Reoffer Prospectus. Small World Kids will not receive any of the proceeds from the sale of the shares under this Reoffer Prospectus, however we will receive funds from the exercise of any options granted pursuant to the 2004 Stock Compensation Plan.

Our common stock trades on the Over-the-Counter Bulletin Board, also called the OTCBB, under the trading symbol “SWKD”. On February 1, 2005, the closing bid for our common stock as reported on the OTCBB was $.51 per share. As of January 28, 2005, there were 53,120,750 shares of common stock outstanding.

THIS INVESTMENT INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this Reoffer Prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is February 4, 2005

TABLE OF CONTENTS

Available Information	4
Incorporation by Reference	4
Corporate Information	5
The Company	6
Risk Factors	7
Cautionary Statement Regarding Forward Looking Information	13
Use of Proceeds	14
Selling Stockholders	14
Plan of Distribution	15
Indemnification of Directors and Officers	16
Description of Securities	17
Experts	17
Legal Matters	17

AVAILABLE INFORMATION

We have filed a registration statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This Prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

We are subject to the informational requirements of the Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Commission The reports and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies may be obtained (at prescribed rates) at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 11th floor, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

INCORPORATION BY REFERENCE

The following documents previously filed by us with the Commission are incorporated in this Prospectus by reference:

(1)    Annual Report, Form 10-KSB as filed with the Commission on October 23, 2003;

(2)    Quarterly Report, Form 10-QSB for the quarterly period ended September 30, 2003 as filed with the Commission on November 14, 2003;

(3)    Quarterly Report, Form 10-QSB for the quarterly period ended December 31, 2003 as filed with the Commission on February 24, 2004;

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(4)    Quarterly Report, Form 10-QSB for the quarterly period ended March 31, 2004 as filed with the Commission on May 26, 2004;

(5)    Quarterly Report, Form 10-QSB for the quarterly period ended June 30, 2004 as filed with the Commission on August 23, 2004 as amended August 31, 2004;

(6)    Quarterly Report, Form 10-QSB for quarterly period ended September 30, 2004 as filed with the Commission on November 16, 2004;

(7)    Current Report, Form 8-K as filed with the Commission on June 4, 2004;

(8)    Current Report, Form 8-K/A as filed with the Commission on June 16, 2004;

(9)    Current Report, Form 8-K/A as filed with the Commission on August 31, 2004;

(10)    Current Report, Form 8-K/A as filed with the Commission on September 23, 2004;

(11)    Current Report, Form 8-K/A as filed with the Commission on October 4, 2004;

(12)    Current Report, Form 8-K/A as filed with the Commission on October 19, 2004;

(12)    Current Report, Form 8-K/A as filed with the Commission on October 20, 2004; and

(14)    Current Report, Form 8-K/A as filed with the Commission on December 20, 2004.

All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

Copies of all documents that are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to Small World Kids, Inc. at 5711 Buckingham Parkway, Culver City, CA 90230. Our telephone number at that location is (310) 645-9680.

The Company intends to furnish its stockholders with annual reports containing additional financial statements and a report thereon by independent certified public accountants.

CORPORATE INFORMATION

Our corporate office is located at 5711 Buckingham Parkway, Culver City, CA 90230. Our telephone number at that location is (310) 645-9680.

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THE COMPANY

Small World Kids, Inc. was organized on July 28, 2001 under the name SavOn Team Sports, Inc. in the State of Utah to sell sporting goods over the internet. Our business operations generated limited revenues and we operated at a loss since inception. As such, our Board of Directors determined that it would be in the best interest of the shareholders to consider alternative business operations. As described below, on May 20, 2004, we acquired Fine Ventures, LLC, a Nevada limited liability company and Small World Toys, a California corporation. As a result of these acquisitions, we have had a change of our management, our controlling shareholders, our financial position and our business plan. Small World Kids is now a holding company and has no significant business operations or assets other than its interest in Small World Toys. Since the acquisition of Small World Toys, the company has been engaged in the development, manufacturing, marketing and distribution of educational and developmental toys. To more accurately reflect our operations after the acquisitions, we changed our name from SavOn Team Sports, Inc. to Small World Kids, Inc. and changed our place of incorporation from the state of Utah to the state of Nevada.

Overview of Small World Toys

Small World Toys develops, manufactures, markets and distributes toys to promote healthy minds and bodies in Infant, Pre-School, Early Learning, Imaginative Play and Active Play categories. The company distributes its products in Specialty, Mass, Chain, Education, Catalog, Online and International channels through sales representatives firms as well as in-house sales executives. The company’s proprietary brands include IQ Baby, Ryan’s Room, Gertie Ball, Small World Living, Puzzibilities, All About Baby and Neurosmith. The company also distributes product for several well-known brands.

Recent Developments

Acquisition of Fine Ventures LLC and Small World Toys

Pursuant to an Exchange Agreement dated as of May 20, 2004, by and among Small World Kids and a group of investors (“the Investors’), Small World Kids issued 45,313,750 shares of its common stock, par value $0.001 per share, in exchange for all of the equity interests of Fine Ventures, LLC (“FVL”). As a condition to the closing of this transaction, Michael Rubin, the then-majority shareholder of Small World Kids, sold 5,530,000 shares of his 6,180,000 shares of Small World Kids common stock for $10,000 to the Investors.

     Simultaneously, pursuant to the terms of a Stock Purchase Agreement dated as of May 20, 2004, by and among Small World Kids, Debra Fine, Small World Toys, Eddy Goldwasser and Gail S. Goldwasser, Trustee of the Gail S. Goldwasser and Mark Chatinsky Family Trust (“Gail Goldwasser”; collectively with Eddy Goldwasser, (“Goldwassers”), Small World Kids acquired from the Goldwassers all of the issued and outstanding equity interests of Small World Toys (the “SWT Shares”). As consideration for the SWT Shares, Small World Kids paid an aggregate sum of $7,200,000, delivered as follows; (i) $5,000,000 in cash; and (ii) $2,200,000 in the form of a $500,000 six month promissory note, a $1,000,000 seven month promissory note, and a $700,000 two year promissory note. The $5,000,000 in cash was from the proceeds of a bridge loan from SWT, LLC, a Delaware limited liability company whose members are the Investors. Pursuant to the terms of the bridge loan agreement, Small World Kids executed a five-year note with interest payable at 10% per annum (the “Bridge Note”).

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Name Change / Change of Domicile

On August 1, 2004 we changed our name to Small World Kids, Inc. and changed our domicile from the State of Utah to the State of Nevada.

Recent Financings

On September 15, 2004, we entered into a Note Purchase Agreement with St. Cloud Capital Partners L.P. (“St. Cloud”), pursuant to which we issued to St. Cloud a 10% Promissory Note in the aggregate amount of $2,000,000, due September 15, 2005. In connection with the issuance of this Note, we issued St. Cloud 650,000 shares of common stock and warrants to purchase an additional 350,000 shares of common stock. The Promissory Note, shares and warrants were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act, 1933, as amended.

On September 16, 2004, we entered into a Note Purchase Agreement with Strome Hedgecap Ltd. (“Storme”), pursuant to which we issued to Strome a 10% Note in the aggregate amount of $1,200,000, due September 16, 2005. In connection with the issuance of this Note we issued Strome warrants to purchase an additional 1,344,000 shares of common stock. The Promissory Note and the warrants were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act, 1933, as amended.

Pursuant to the terms of the Note Purchase Agreements, we have included 2,344,000 shares that were issued in connection with the borrowings on this registration statement. The 650,000 shares of common stock and 1,694,000 shares issuable upon the exercise of the warrants are subject to one year and three month lock-up agreements, respectively.

On July 28, 2004, we entered into a stock purchase agreement, as amended on September 23, 2004, with each of Wire Mill Partners III, LLC and Pewter Hill Partners LLC that obligated each of them to purchase, upon our election, up to 10,100,000 shares of our common stock for an aggregate purchase price of $6.3 million (representing a total commitment of $12.6 million). Wire Mill Partners and Pewter Hill Partners are collectively referred to in this Reoffer Prospectus as the “institutional investors.”

Our ability to require the institutional investors to purchase the shares included in any tranche is subject to the following limitations:

•	the tranches must be sold in order;
•	the shares must be registered for resale.

We are not obligated to sell any shares to any institutional investor unless and until we make an election to do so. If we elect to sell shares to one institutional investor, we are not required to elect to sell shares to the any other institutional investor.

Acquisition of Neurosmith Assets

On September 17, 2004, we acquired certain assets of Neurosmith, LLC pursuant to the terms of an asset purchase agreement. For a purchase price of $876,000, we purchased the electronic learning and related intellectual property, prototypes, models, chips and miscellaneous assets. In connection with this purchase, we entered into a license agreement with Tinkers & Chance, a California partnership for a non-exclusive worldwide license under certain patent and patent applications applicable to the Neurosmith products.

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RISK FACTORS

Please consider the following risk factors together with the other information presented in this Reoffer Prospectus, including the financial statements and the notes thereto, before investing in our common stock. The trading price of our common stock could decline due to any of the following risks, and you might lose all or part of your investment.

Risks Associated with our Business

We are subject to changing consumer preferences.

Our business and operating results depend largely upon the appeal of our products. Our continued success in the toy industry will depend on our ability to redesign, restyle and extend our existing core products and product lines as consumer preferences evolve, and to develop, introduce and gain customer acceptance of new products and product lines. Several trends in recent years have presented challenges for the toy industry, including:

•	a slow economic recovery;

•	the phenomenon of children outgrowing toys at younger ages, particularly in favor of interactive and high technology products;

•	increasing use of technology;

•	our customers going out of business;

•	bad debts (uncollectible receivables);

•	rising costs of raw materials;

•	competition; and

•	higher consumer expectations for product quality, functionality and value.

We cannot assure you that:

•	our current products will continue to be popular with consumers;

•	the product lines or products that we introduce will achieve any significant degree of market acceptance;

•	we will be able to expand into new channels; or

•	The life cycles of our products will be sufficient to permit us to recover design, manufacturing, marketing and other costs associated with those products.

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The toy industry is highly competitive.

The toy industry is highly competitive. Certain of our competitors have financial and strategic advantages over us, including:

•	greater financial resources;

•	larger sales, marketing and product development departments;

•	stronger name recognition;

•	longer operating histories; and

•	greater economies of scale.

In addition, the toy industry has no significant barriers to entry. Competition is based primarily on the ability to design and develop new toys, to sell the products into retail and sell through consumers to successfully market products. Many of our competitors offer similar products or alternatives to our products. We cannot assure you that we will be able to obtain adequate shelf space in retail stores to support our existing products or to expand our products and product lines or that we will be able to continue to compete effectively against current and future competitors.

We need to be able to acquire and integrate companies and new product lines successfully.

Our growth strategy depends in part upon our ability to acquire companies and new product lines. Future acquisitions will succeed only if we can effectively assess characteristics of potential target companies and product lines, such as:

•	salability of products;

•	suitability of distribution channels;

•	management ability;

•	financial condition and results of operations; and

•	the degree to which acquired operations can be integrated with our operations.

We cannot assure you that we can identify strategic acquisition candidates or negotiate acceptable acquisition terms, and our failure to do so may adversely affect our results of operations and our ability to sustain growth. Our acquisition strategy involves a number of risks, each of which could adversely affect our operating results, including:

•	difficulties in integrating acquired businesses or product lines, assimilating new facilities and personnel and harmonizing diverse business strategies and methods of operation;

•	diversion of management attention from operation of our existing business;

•	loss of key personnel from acquired companies; and

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•	failure of an acquired business to achieve targeted financial results.

A substantial reduction in or termination of orders from any of our largest customers could adversely affect our business, financial condition and results of operations.

Our three largest customers accounted for 22.3% of our net sales in 2003. Except for outstanding purchase orders for specific products, we do not have written contracts with or commitments from any of our customers. A substantial reduction in or termination of orders from any of our largest customers could adversely affect our business, financial condition and results of operations. In addition, pressure by large customers seeking price reductions, financial incentives, changes in other terms of sale or for us to bear the risks and the cost of carrying inventory also could adversely affect our business, financial condition and results of operations. If one or more of our major customers were to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us, it could have a material adverse effect on our business, financial condition and results of operations. In addition, the bankruptcy or other lack of success of one or more of our significant retailers could negatively impact our revenues and bad debt expense.

We depend on third-party manufacturers who develop, provide and use the tools and dies that we own to manufacture our products and we have limited control over the manufacturing processes.

Any difficulties encountered by the third-party manufacturers that result in product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis could adversely affect our business, financial condition and results of operations.

We do not have long-term contracts with our third-party manufacturers.

Although we believe we could secure other third-party manufacturers to produce our products, our operations would be adversely affected if we lost our relationship with any of our current suppliers or if our current suppliers’ operations or sea or air transportation with our overseas manufacturers were disrupted or terminated even for a relatively short period of time. Our tools and dyes are located at the facilities of our third-party manufacturers. Although we do not purchase the raw materials used to manufacture our products, we are potentially subject to variations in the prices we pay our third-party manufacturers for products, depending on what they pay for their raw materials.

We have manufacturing operations outside of the United States subjecting us to risks associated with international operations.

We utilize third-party manufacturers located principally in The People’s Republic of China, or the PRC. Our PRC sales and manufacturing operations are subject to the risks normally associated with international operations, including:

•	currency conversion risks and currency fluctuations;

•	limitations, including taxes, on the repatriation of earnings;

•	political instability, civil unrest and economic instability;

•	complications in complying with laws in varying jurisdictions and changes in governmental policies;

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•	greater difficulty and expenses associated with recovering from natural disasters;

•	rising cost of raw material;

•	rising cost of gas;

•	testing;

•	black outs due to energy shortages;

•	transportation delays, interruptions and strikes; and

•	the potential imposition of tariffs.

Our reliance on external sources of manufacturing can be shifted, over a period of time, to alternative sources of supply, should such changes be necessary. However, if we were prevented from obtaining our products due to medical, political, labor or other factors beyond our control, our operations would be disrupted while alternative sources of products were secured. Also, the imposition of trade sanctions by the United States against a class of products imported by us from, or the loss of “normal trade relations” status by China, could significantly increase our cost of products imported from that nation.

Our business is subject to government regulation and to potential product liability claims.

     Our products sold in the United States are subject to various laws, including the Federal Hazardous Substances Act, the Consumer Product Safety Act, the Federal Hazardous Substances Act, the Flammable Fabrics Act and the rules and regulations promulgated under these acts. These statutes are administered by the Consumer Product Safety Commission (“CPSC”), which has the authority to remove from the market products that are found to be defective and present a substantial hazard or risk of serious injury or death. The CPSC can require a manufacturer to recall, repair or replace these products under certain circumstances. We cannot assure you that defects in our products will not be alleged or found. Any such allegations or findings could result in:

•	product liability claims;

•	loss of sales;

•	diversion of resources;

•	damage to our reputation;

•	increased warranty costs; and

•	removal of our products from the market.

Any of these results may adversely affect our business, financial condition and results of operations. There can be no assurance that our product liability insurance will be sufficient to avoid or limit our loss in the event of an adverse outcome of any product liability claim.

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Risks Associated with an Investment in our Common Stock

The so-called “penny stock rule” could make it cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid which could cause the price of our stock to decline.

Trading of our common stock on the OTCBB may be subject to certain provisions of the Securities Exchange Act of 1934, as amended commonly referred to as the “penny stock” rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker-dealer to:

•	make a special suitability determination for purchasers of our shares;

•	receive the purchaser’s written consent to the transaction prior to the purchase; and

•	deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

The sale of shares by the selling stockholders as contemplated by this Reoffer Prospectus may encourage short selling and have an adverse impact on the market price of our common stock.

The resale by the selling stockholders of our common stock as contemplated by this Reoffer Prospectus will increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, the mere prospect of resales by the selling stockholders as contemplated by this Reoffer Prospectus could depress the market price for our common stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so.

The trading prices as of the date of this Reoffer Prospectus are not necessarily an indicator of what the trading price of our common stock might be in the future.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

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Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•	announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in market valuations of similar companies;

•	variations in our quarterly operating results;

•	inability to complete or integrate an acquisition;

•	additions or departures of key personnel; and

•	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies’ common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      This Reoffer Prospectus contains “forward-looking statements.” For example, statements included in this Reoffer Prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. When we use words like “intend,” “anticipate,” “believe,” “estimate,” “plan,” “will” or “expect,” we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under “Risk Factors” above and elsewhere in this Reoffer Prospectus. You should understand that forward-looking statements made in this Reoffer Prospectus are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain information or upon the occurrence of future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the securities offered hereby, however, we will receive funds from the exercise of any options granted pursuant to the 2004 Stock Compensation Plan which funds will be used for working capital.

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SELLING STOCKHOLDERS

The selling stockholders that may offer shares of our common stock pursuant to this Reoffer Prospectus are persons who were granted or may be granted options under our 2004 Stock Compensation Plan. All of the shares of common stock offered pursuant to this Reoffer Prospectus are being offered by the selling stockholders.

The term “selling stockholder” includes (i) each person that is identified in the table below and (ii) any transferee, donee, pledgee or other successor of any person named in the table that acquires any of the shares covered by this Reoffer Prospectus in a transaction exempt from the registration requirements of the Securities Act of 1933 and that is identified in a supplement to this Reoffer Prospectus. Except as otherwise specified in the footnotes to the table below, during the last three years, no selling stockholder has been an officer, director or affiliate of our company, nor has any selling stockholder had any material relationship with our company during that period.

We will, from time to time, supplement this Reoffer Prospectus in order to reflect option grants under the plan to grantees that are officers and/or directors and to name them as selling stockholders.

Selling security holder	Number of Shares Beneficially Owned(1)	Number of Shares offered hereby(13)	Percentage of Shares Beneficially Owned(1)
			Before Offering	After Offering
Debra L. Fine (2)	18,296,057	2,600,000	34.4%	32.3%
John J. Nelson (3)	339,063	700,000	(12)	(12)
Robert Rankin (4)	276,250	520,000	(12)	(12)
Gary Adelson (5)	40,000	40,000	(12)	0%
Carey Fitchey (6)	40,000	40,000	(12)	0%
Alex Gerstenzang (7)	40,000	40,000	(12)	0%
John Matise (8)	40,000	40,000	(12)	0%
Lane Nemeth (9)	40,000	40,000	(12)	0%
Shelly Singhal (10)	13,016,728	40,000	24.5%	24.4%
David Swartz (11)	40,000	40,000	(12)	0%
Total	32,168,098	4,100,000	60.6%	56.7%

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________________

(1) Based on 53,120,750 shares outstanding as of January 20, 2005.

(2) Debra Fine is the Chief Executive Officer, and President of the Company. Her shares are held indirectly in the Fine Family Trust of which she is the Co-Trustee. Includes 1,137,500 shares underlying stock options that may be exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(3) John Nelson is the Chief Operating Officer of the Company. Includes 339,063 shares underlying stock options that may be exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(4) Robert Rankin is the Chief Financial Officer and Secretary. Includes 276,250 shares underlying stock options that may be exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(5) Gary Adelson is a director of the Company. Includes 40,000 shares underlying stock options which are exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(6) Carey Fitchey is a director of the Company. Includes 40,000 shares underlying stock options which are exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(7) Alex Gerstenzang is a director of the Company. Includes 40,000 shares underlying stock options which are exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(8) John Matise is a director of the Company. Includes 40,000 shares underlying stock options which are exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(9) Lane Nemeth is a director of the Company. Includes 40,000 shares underlying stock options which are exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(10) Shelly Singhal is a director of the Company. Of the shares beneficially owned by Mr. Singhal, 12,976,728 shares are owned by SWT Investments, LLC, a Delaware limited liability company of which Mr. Singhal owns 100% and also includes 40,000 shares underlying stock options which are exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(11) David Swartz is a director of the Company. Includes 40,000 shares underlying stock options which are exercisable or will be exercisable within 60 days of the date of this Reoffer prospectus.

(12) Less than one percent.

(13) For the purposes of thiss column entitled “Number of Shares Offered Hereby,” all shares covered by outstanding options as listed, even if such options are not currently exercisable.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. A selling stockholder and any of its pledges, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholder will sell any or all of the common stock in this offering. The selling stockholder may use any one or more of the following methods when selling shares:

Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account; an exchange distribution following the rules of the applicable exchange; Privately negotiated transactions; short sales or sales of shares not previously owned by the seller; Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; A combination of any such methods of sale; or any other lawful method.

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Broker-dealers engaged by the selling stockholder might arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Securities and Exchange Commission has rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, the selling security holder may find it difficult to sell its shares of common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers.

Our Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Nevada Law, directors will not be liable to Small World Kids for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director’s duty to Small World Kids or our stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of Small World Kids or our stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to Small World Kids or our stockholders, or that show a reckless disregard for duty to Small World Kids or our stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Small World Kids or our stockholders, or (iii) based on transactions between Small World Kids and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors’ liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

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The Company has been advised that it is the position of the Commission that insofar as the provision in its Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 20, 2005, we had 53,120,750 shares of common stock outstanding. We have no shares of preferred stock issued or outstanding.

Common Stock

Subject to rights which may be granted to holders of preferred stock in the future, each share of our common stock is entitled to one vote at all meetings of our stockholders. Our common stockholders are not permitted to cumulate votes in the election of directors. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any.

Transfer Agent

Our transfer agent is Fidelity Transfer Company in Salt Lake City, Utah.

EXPERTS

The financial statements of Small World Kids, Inc. which are incorporated by reference in this prospectus have been audited by HJ & Associates, independent registered public accounting firm, as set forth in their report with respect thereto, and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing. The financial statements of Small World Toys incorporated by reference in this prospectus have been audited by Stonefield Josephson, Inc., independent registered public accounting firm, as set forth in their report with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Troy & Gould PC.

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SMALL WORLD KIDS, INC.

__________________

Reoffer Prospectus
_________________

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

Copies of all documents that are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to Small World Kids, Inc. at 5711 Buckingham Parkway, Culver City, CA 90230. Our telephone number at that location is (310) 645-9680.

Item 4.    Description of Securities.

As of the date of this Reoffer Prospectus, our authorized capital stock consists of 100,000,000 shares $0.001 par value, per share of common stock of which 53,120,750 shares are issued and outstanding.

The following is a description of our securities taken from provisions of our Articles of Incorporation and by-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and by-laws as currently in effect.

All shares of common stock have one vote and vote together as a single class. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the Directors. Upon liquidation, dissolution or winding up, our assets, after the payment of our liabilities, will be distributed pro rata to the holders of the common stock.

Holders of common stock are entitled to share equally in dividends when, as and if declared by our board of directors, out of funds legally available for the payment of dividends. We have not paid any cash dividends on the common stock, and it is unlikely that any dividends will be declared in the foreseeable future.

Item 5.    Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Article 16 of our Articles of Incorporation limit the liability of our directors. As permitted by Section 75.7502 of the Nevada Revised Statues, our directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director’s duty to us or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of our company or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to our company or our shareholders, or that show a reckless disregard for duty to our company or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to our company or our shareholders, or (iii) based on transactions between our company and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors’ liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling InfoSonics pursuant to these provisions, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

Exhibit No.	Exhibit Description

4.1	2004 Stock Compensation Plan*
5.1	Opinion of Troy & Gould Professional Corporation*
23.1	Consent of Troy & Gould Professional Corporation; contained in Opinion filed as Exhibit 5.1*
23.2	Consent of Stonefield Josephson, Inc.*
23.3	Consent of HJ & Associates*
24.1	Power of Attorney contained on signature page hereto.
____________
*Filed herewith

Item 9. Undertakings.

We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any Reoffer Prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(b)	To reflect in the Reoffer Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Reoffer Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

In addition, we hereby undertake:

(a)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(b)	To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Culver City, state of California, on this 4th day of February 2005.

SMALL WORLD KIDS, INC.

By:	/s/ Debra L. Fine
Name: Debra L. Fine
Title: Chief Executive Officer

Each person whose signature appears below, constitutes and appoints Debra Fine with full power to act without the other, such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Debra L. Fine______________	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2005
Debra Fine
/s/ Robert Rankin______________	Chief Financial Officer (Principal Financial and Accounting Officer)	February 4, 2005
Robert Rankin
/s/ John Nelson_______________	Chief Operating Officer	January 25, 2005
John Nelson
/s/ Alex Gerstenzang____________	Director	January 25, 2005
Alex Gerstenzang
/s/ David Swartz_______________	Director	January 25, 2005
David Swartz
/s/ Carey Fitchey______________	Director	January 25, 2005
Carey Fitchey

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Signature	Title	Date
/s/ Gary Adelson________________	Director	January 25, 2005
Gary Adelson
/s/ Lane Nemeth________________	Director	January 25, 2005
Lane Nemeth
/s/ Shelly Singhal_______________	Director	January 25, 2005
Shelly Singhal
/s/ John Matise_________________	Director	January 25, 2005
John Matise

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